SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 30, 2002
Date of Report (Date of earliest event reported)

OPTi INC.
(Exact Name of Registrant, as Specified in its Charter)

California (State or other Jurisdiction of Incorporation)	000-21422 (Commission File Number)	77-0220697 (I.R.S. Employer Identification No.)

880 Maude Avenue, Suite A
Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 625-8787

Item 2.    Acquisition or Disposition of Assets.

Sale of Semiconductor Business

On September 30, 2002, OPTi Inc. (the “Company”) issued a press release announcing that it had sold its semiconductor business to Opti Technologies, Inc., an unaffiliated company formed to acquire the semiconductor business, (“OTI”) for approximately $700,000 in cash plus future royalties. The maximum amount of the deal if the acquirer were to remit the full amount of royalties would be approximately $1,900,000 in cash.

If required, the Company will file financial statements, pro forma financial information and additional exhibits to the extent set forth in Item 7 of the Form 8-K rules no later than 60 days from the date of this filing.

Attached hereto as Exhibit 10.1 is the OPTi Inc. Technology License Agreement between the Company and OTI, dated as of September 30, 2002.

Attached hereto as Exhibit 99.1 is the Company’s press release dated September 30, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPTi INC.

By:	/S/ MICHAEL MAZZONI
By: Michael Mazzoni Title: Chief Financial Officer and Secretary

Date: October 18, 2002

EXHIBIT INDEX

Exhibit No.	Description	Page No. in Sequentially Numbered Current Report
10.1	OPTi Inc. Technology License Agreement between OPTi Inc. and Opti Technology, Inc. dated as of September 30, 2002.

99.1	OPTi Inc. Press Release dated September 30, 2002.

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